Exhibit 5.1

February 27, 2025

Warner Bros. Discovery, Inc.

WarnerMedia Holdings, Inc.

Discovery Communications, LLC

Scripps Networks Interactive, Inc.

230 Park Avenue South

New York, New York 10003

Warner Bros. Discovery, Inc., WarnerMedia Holdings, Inc.,

Discovery Communications, LLC and Scripps Networks Interactive, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special New York counsel to Warner Bros. Discovery, Inc., a Delaware corporation (the “Company”), WarnerMedia Holdings, Inc., formerly known as Magallanes, Inc., a Delaware corporation (“WMH”), Discovery Communications, LLC, a Delaware limited liability company (“DCL”), and Scripps Networks Interactive, Inc., an Ohio corporation (“Scripps”), in connection with the filing today with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”), relating to the proposed issuance from time to time of the following securities (collectively, the “Securities”): (i) senior debt securities of the Company (the “Company Senior Debt Securities”) to be issued pursuant to a senior indenture (the “Company Senior Indenture”) to be entered into among the Company, a trustee to be named in the Company Senior Indenture and WMH, DCL and/or Scripps as guarantors (if any); (ii) subordinated debt securities of the Company (the “Company Subordinated Debt Securities” and, together with the Company Senior Debt Securities, the “Company Debt Securities”) to be issued pursuant to a subordinated indenture (the “Company Subordinated Indenture”) to be entered into among the Company, a trustee to be named in the Company Subordinated Indenture and WMH, DCL and/or Scripps as guarantors (if any); (iii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (iv) depositary shares representing fractional interests in Preferred Stock (the “Depositary Shares”) pursuant to a deposit agreement (the “Deposit Agreement”); (v) shares of Series A common stock of the Company, par value $0.01 per

Warner Bros. Discovery, Inc. WarnerMedia Holdings, Inc. Discovery Communications, LLC, Scripps Networks Interactive, Inc.	2	February 27, 2025

share (the “Common Stock”); (vi) purchase contracts of the Company representing rights or obligations to purchase or sell Company Debt Securities, Preferred Stock, Common Stock or Depositary Shares (the “Company Purchase Contracts”) to be issued pursuant to one or more purchase contract agreements (the “Company Purchase Contract Agreements”); (vii) senior debt securities of WMH (the “WMH Senior Debt Securities”) to be issued pursuant to the senior indenture, dated as of March 10, 2023 (as amended or supplemented from time to time, the “WMH Senior Indenture”), among WMH, the Company, as parent guarantor, and U.S. Bank Trust Company, National Association, as senior trustee; (viii) subordinated debt securities of WMH (the “WMH Subordinated Debt Securities” and, together with the WMH Senior Debt Securities, the “WMH Debt Securities”) to be issued pursuant to a subordinated indenture (the “WMH Subordinated Indenture”) to be entered into among WMH, a trustee to be named in the WMH Subordinated Indenture and the Company, DCL and/or Scripps as guarantors (if any); (ix) senior debt securities of DCL (the “DCL Senior Debt Securities”) to be issued pursuant to the senior indenture, dated as of August 19, 2009 (as amended or supplemented from time to time, the “DCL Senior Indenture”), among DCL, the Company, as guarantor, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as senior trustee; (x) subordinated debt securities of DCL (the “DCL Subordinated Debt Securities” and, together with the DCL Senior Debt Securities, the “DCL Debt Securities) to be issued pursuant to a subordinated indenture (the “DCL Subordinated Indenture”) to be entered into among DCL, a trustee to be named in the DCL Subordinated Indenture and the Company, WMH and/or Scripps as guarantors (if any); (xi) senior debt securities of Scripps (the “Scripps Senior Debt Securities”) to be issued pursuant to the senior indenture, dated as of December 1, 2011 (as amended or supplemented from time to time, the “Scripps Senior Indenture”), between Scripps and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as senior trustee; (xii) subordinated debt securities of Scripps (the “Scripps Subordinated Debt Securities” and, together with the Scripps Senior Debt Securities, the “Scripps Debt Securities,” and the Scripps Debt Securities, together with the Company Debt Securities, the WMH Debt Securities and the DCL Debt Securities, the “Debt Securities”) to be issued pursuant to a subordinated indenture (the “Scripps Subordinated Indenture,” and, together with the Company Senior Indenture, the Company Subordinated Indenture, the WMH Senior Indenture, the WMH Subordinated Indenture, the DCL Senior Indenture, the DCL Subordinated Indenture and the Scripps Senior Indenture, the “Indentures”) to be entered into among Scripps, a trustee to be named in the Scripps Subordinated Indenture and the Company, WMH and/or DCL as guarantors (if any); (xiii) purchase contracts of WMH, DCL or Scripps representing rights or obligations to purchase or sell WMH Debt Securities, DCL Debt Securities or Scripps Debt Securities, as applicable (the “Subsidiary Purchase Contracts” and, together with the Company Purchase Contracts, the “Purchase Contracts”) to be issued pursuant to one or more purchase contract agreements (the “Subsidiary Purchase Contract Agreements” and, together with the Company Purchase Contract Agreements, the “Purchase Contract Agreements”); (xiv) warrants of the Company representing rights to purchase Company Debt Securities,

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Common Stock, Preferred Stock or Depositary Shares and warrants of WMH, DCL or Scripps representing rights to purchase WMH Debt Securities, DCL Debt Securities or Scripps Debt Securities, as applicable (the “Warrants”), to be issued pursuant to one or more warrant agreements (“Warrant Agreements”); (xv) any other securities that may be described from time to time in the Registration Statement by means of a post-effective amendment (the “Other Securities”); and (xvi) units, representing ownership of one or more Securities or debt obligations of third parties, including U.S. treasury securities, or any other securities (the “Purchase Units”) to be issued pursuant to one or more unit agreements (“Purchase Unit Agreements”). The obligations of WMH with respect to WMH Debt Securities that may be issued by WMH pursuant to the Registration Statement, the obligations of DCL with respect to DCL Debt Securities that may be issued by DCL pursuant to the Registration Statement, the obligations of Scripps with respect to Scripps Debt Securities that may be issued by Scripps pursuant to the Registration Statement and the obligations of any current or future subsidiary of the Company with respect to debt securities that may be issued by such subsidiary pursuant to the Registration Statement, each may be guaranteed by the Company pursuant to one or more guarantees (each, a “Company Guarantee”); the obligations of the Company with respect to Company Debt Securities that may be issued by the Company pursuant to the Registration Statement, the obligations of WMH with respect to WMH Debt Securities that may be issued by WMH pursuant to the Registration Statement, the obligations of Scripps with respect to Scripps Debt Securities that may be issued by Scripps pursuant to the Registration Statement and the obligations of any current or future subsidiary of the Company with respect to debt securities that may be issued by such subsidiary pursuant to the Registration Statement, each may be guaranteed by DCL pursuant to one or more guarantees (each, a “DCL Guarantee”); the obligations of the Company with respect to Company Debt Securities that may be issued by the Company pursuant to the Registration Statement, the obligations of WMH with respect to WMH Debt Securities that may be issued by WMH pursuant to the Registration Statement, the obligations of DCL with respect to DCL Debt Securities that may be issued by DCL pursuant to the Registration Statement and the obligations of any current or future subsidiary of the Company with respect to debt securities that may be issued by such subsidiary pursuant to the Registration Statement, each may be guaranteed by Scripps pursuant to one or more guarantees (each, a “Scripps Guarantee”); the obligations of the Company with respect to Company Debt Securities that may be issued by the Company pursuant to the Registration Statement, the obligations of DCL with respect to DCL Debt Securities that may be issued by DCL pursuant to the Registration Statement, the obligations of Scripps with respect to Scripps Debt Securities that may be issued by Scripps pursuant to the Registration Statement and the obligations of any current or future subsidiary of the Company with respect to debt securities that may be issued by such subsidiary pursuant to the Registration Statement, each may be guaranteed by WMH pursuant to one or more guarantees (each, a “WMH Guarantee”).

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In arriving at the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements or documents of the Company, WMH, DCL and Scripps, (b) examined and relied on such corporate or other organizational documents and records of the Company, WMH, DCL and Scripps and such certificates of public officials, officers and representatives of the Company, WMH, DCL and Scripps and other persons as we have deemed appropriate for the purposes of such opinions, (c) examined and relied as to factual matters upon, and assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company, WMH, DCL and Scripps and other persons delivered to us and (d) made such investigations of law as we have deemed appropriate as a basis for such opinions.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents that we examined, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed, reproduction, photostatic or other copies, (iv) the legal capacity of all natural persons executing documents, (v) the valid existence and good standing of each trustee, (vi) the corporate or other power and authority of each trustee to enter into and perform its obligations under the respective Indenture, (vii) the due authorization, execution and delivery of the respective Indenture by each trustee, (viii) the enforceability of each Indenture against its respective trustee, (ix) the valid existence and good standing of each of DCL and Scripps, (x) the corporate or other power and authority of each of DCL and Scripps to enter into and perform its obligations under the respective Indenture, Purchase Contract Agreement, Purchase Unit Agreement and Warrant Agreement and (xi) the accuracy of the opinions, dated today and addressed to you, of (A) Potter Anderson & Corroon LLP, special Delaware counsel to DCL, and (B) Womble Bond Dickinson (US) LLP, special Ohio counsel to Scripps.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1. When (i) the terms, and the execution and delivery, of an Indenture relating to any Company Debt Securities have been duly authorized and approved by all necessary action of the board of directors of the Company or a duly authorized committee thereof (the “Company Board of Directors”), (ii) such Indenture has been duly executed and delivered by the Company, the trustee named in such Indenture and WMH, DCL and/or Scripps to the extent any such party is named as a guarantor in such Indenture, (iii) (a) the terms of the Company Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Company Board of Directors and (b) the terms of such Company Debt Securities have been duly established in accordance with such Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction

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imposed by any court or governmental body having jurisdiction over the Company and (iv) such Company Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of such Indenture and any underwriting agreement, Purchase Contracts or Purchase Contract Agreements, Purchase Units or Purchase Unit Agreements or Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Company Board of Directors, such Company Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Second Restated Certificate of Incorporation and authorized and approved by all necessary action of the Company Board of Directors, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a Certificate of Designations fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (iii) the shares of Preferred Stock have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with such action of the Company Board of Directors and the terms of any underwriting agreement, Purchase Contracts or Purchase Contract Agreements, Purchase Units or Purchase Unit Agreements or Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Company Board of Directors, the Preferred Stock will be validly issued, fully paid and non-assessable.

3. When (i) the terms, and the execution and delivery, of the Deposit Agreement relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the Company Board of Directors, (ii) the Deposit Agreement and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly authorized, executed and delivered by the Company and such depositary as shall have been duly appointed by the Company (the “Depositary”), (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the

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Company, (iv) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable as contemplated in paragraph 2 above and have been deposited with the Depositary under the applicable Deposit Agreement and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the terms of the Deposit Agreement and any underwriting agreement, Purchase Contracts or Purchase Contract Agreements, Purchase Units or Purchase Unit Agreements or Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Company Board of Directors, the Depositary Receipts will be validly issued.

4. When (i) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of the Company Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) the shares of Common Stock have been duly executed, authenticated, issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with such action of the Company Board of Directors, and the terms of any underwriting agreement, Purchase Contracts or Purchase Contract Agreements, Purchase Units or Purchase Unit Agreements or Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Company Board of Directors, the Common Stock will be validly issued, fully paid and non-assessable.

5. When (i) the terms, and the execution and delivery, of the Company Purchase Contracts and any Company Purchase Contract Agreement or Company Purchase Contract Agreements relating to the Company Purchase Contracts and the terms of the issuance and sale of the Company Purchase Contracts and related matters have been duly authorized and approved by all necessary action of the Company Board of Directors, (ii) the terms of the Company Purchase Contracts have been established in accordance with the applicable Company Purchase Contract Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Company Purchase Contracts have been duly executed and delivered by the Company and such contract agent as shall have been duly appointed by the Company and any certificates representing Company Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement

Warner Bros. Discovery, Inc. WarnerMedia Holdings, Inc. Discovery Communications, LLC, Scripps Networks Interactive, Inc.	7	February 27, 2025

and any prospectus supplement relating thereto, and in accordance with the terms of any Company Purchase Contract Agreement and any underwriting agreement or Purchase Units or Purchase Unit Agreements relating to such issuance, against payment of the consideration fixed therefor by the Company Board of Directors, the Company Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. When (i) (a) the terms of the WMH Senior Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the board of directors of WMH or a duly authorized committee thereof (the “WMH Board of Directors”) and (b) the terms of the WMH Senior Debt Securities have been duly established in accordance with the WMH Senior Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the WMH and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over WMH and (ii) the WMH Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the WMH Senior Indenture and any underwriting agreement, Purchase Contracts or Purchase Contract Agreements, Purchase Units or Purchase Unit Agreements or Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the WMH Board of Directors, the WMH Senior Debt Securities will be validly issued and will constitute valid and binding obligations of WMH enforceable against WMH in accordance with their terms.

7. When (i) the terms, and the execution and delivery, of the WMH Subordinated Indenture have been duly authorized and approved by all necessary action of the WMH Board of Directors, (ii) the WMH Subordinated Indenture has been duly executed and delivered by WMH, the trustee named in the WMH Subordinated Indenture and the Company, DCL and/or Scripps to the extent any such party is named as a guarantor in the WMH Subordinated Indenture, (iii) (a) the terms of the WMH Subordinated Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the WMH Board of Directors and (b) the terms of the WMH Subordinated Debt Securities have been duly established in accordance with the WMH Subordinated Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon WMH and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over WMH and (iv) the WMH Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the WMH Subordinated Indenture and any underwriting agreement, Purchase Contracts or

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Purchase Contract Agreements, Purchase Units or Purchase Unit Agreements or Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the WMH Board of Directors, the WMH Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of WMH enforceable against WMH in accordance with their terms.

8. When (i) (a) the terms of the DCL Senior Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the management committee of DCL (the “DCL Management Committee”) and (b) the terms of the DCL Senior Debt Securities have been duly established in accordance with the DCL Senior Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon DCL and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over DCL and (ii) the DCL Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the DCL Senior Indenture and any underwriting agreement, Purchase Contracts or Purchase Contract Agreements, Purchase Units or Purchase Unit Agreements or Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the DCL Management Committee, the DCL Senior Debt Securities will be validly issued and will constitute valid and binding obligations of DCL enforceable against DCL in accordance with their terms.

9. When (i) the terms, and the execution and delivery, of the DCL Subordinated Indenture have been duly authorized and approved by all necessary action of the DCL Management Committee, (ii) the DCL Subordinated Indenture has been duly executed and delivered by DCL, the trustee named in the DCL Subordinated Indenture and the Company, WMH and/or Scripps to the extent any such party is named as a guarantor in the DCL Subordinated Indenture, (iii) (a) the terms of the DCL Subordinated Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the DCL Management Committee and (b) the terms of the DCL Subordinated Debt Securities have been duly established in accordance with the DCL Subordinated Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon DCL and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over DCL and (iv) the DCL Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the DCL Subordinated Indenture and any underwriting agreement, Purchase Contracts or Purchase Contract Agreements, Purchase Units or Purchase Unit Agreements or Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the DCL Management Committee, the DCL Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of DCL enforceable against DCL in accordance with their terms.

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10. When (i) (a) the terms of the Scripps Senior Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the board of directors of Scripps or a duly authorized committee thereof (the “Scripps Board of Directors”) and (b) the terms of the Scripps Senior Debt Securities have been duly established in accordance with the Scripps Senior Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon Scripps and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Scripps and (ii) the Scripps Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the Scripps Senior Indenture and any underwriting agreement, Purchase Contracts or Purchase Contract Agreements, Purchase Units or Purchase Unit Agreements or Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Scripps Board of Directors, the Scripps Senior Debt Securities will be validly issued and will constitute valid and binding obligations of Scripps enforceable against Scripps in accordance with their terms.

11. When (i) the terms, and the execution and delivery, of the Scripps Subordinated Indenture have been duly authorized and approved by all necessary action of the Scripps Board of Directors, (ii) the Scripps Subordinated Indenture has been duly executed and delivered by Scripps, the trustee named in the Scripps Subordinated Indenture and the Company, WMH and/or DCL to the extent any such party is named as a guarantor in the Scripps Subordinated Indenture, (iii) (a) the terms of the Scripps Subordinated Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Scripps Board of Directors and (b) the terms of the Scripps Subordinated Debt Securities have been duly established in accordance with the Scripps Subordinated Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon Scripps and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Scripps and (iv) the Scripps Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the Scripps Subordinated Indenture and any underwriting agreement, Purchase Contracts or Purchase Contract Agreements, Purchase Units or Purchase Unit Agreements or Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Scripps Board of Directors, the Scripps Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of Scripps enforceable against Scripps in accordance with their terms.

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12. When (i) the terms, and the execution and delivery, of the Subsidiary Purchase Contracts and any Subsidiary Purchase Contract Agreement or Subsidiary Purchase Contract Agreements relating to the Subsidiary Purchase Contracts and the terms of the issuance and sale of the Subsidiary Purchase Contracts and related matters have been duly authorized and approved by all necessary action of the WMH Board of Directors, the DCL Management Committee or the Scripps Board of Directors, as applicable, (ii) the terms of the Subsidiary Purchase Contracts have been established in accordance with the applicable Subsidiary Purchase Contract Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon WMH, DCL or Scripps, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over WMH, DCL or Scripps, as applicable, and (iii) the Subsidiary Purchase Contracts have been duly executed and delivered by WMH, DCL or Scripps, as applicable, and such contract agent as shall have been duly appointed by WMH, DCL or Scripps, as applicable, and any certificates representing Subsidiary Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Subsidiary Purchase Contract Agreement and any underwriting agreement or Purchase Units or Purchase Unit Agreements relating to such issuance, against payment of the consideration fixed therefor by the WMH Board of Directors, the DCL Management Committee or the Scripps Board of Directors, as applicable, the Subsidiary Purchase Contracts will constitute valid and binding obligations of WMH, DCL or Scripps, enforceable against WMH, DCL or Scripps, as applicable, in accordance with their terms.

13. When (i) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement or Warrant Agreements relating to the Warrants and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Company Board of Directors, the WMH Board of Directors, the DCL Management Committee or the Scripps Board of Directors, as applicable, (ii) the Warrant Agreement or Warrant Agreements relating to the Warrants have been duly executed and delivered by the Company, WMH, DCL or Scripps, as applicable, and such warrant agent as shall have been duly appointed by the Company, WMH, DCL or Scripps, (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement and so as not to

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violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company, WMH, DCL or Scripps, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, WMH, DCL or Scripps, as applicable, and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and any underwriting agreement or Purchase Units or Purchase Unit Agreements relating to such issuance, against payment of the consideration fixed therefor by the Company Board of Directors, the WMH Board of Directors, the DCL Management Committee or the Scripps Board of Directors, as applicable, the Warrants will constitute valid and binding obligations of the Company, WMH, DCL or Scripps, as applicable, enforceable against the Company, WMH, DCL or Scripps, as applicable, in accordance with their terms.

14. When (i) the terms, and the execution and delivery, of the Purchase Units and any Purchase Unit Agreement or Purchase Unit Agreements relating to the Purchase Units and the terms of the issuance and sale of the Purchase Units and related matters have been duly authorized and approved by all necessary action of the Company Board of Directors, the WMH Board of Directors, the DCL Management Committee or the Scripps Board of Directors, as applicable, (ii) the terms of the Purchase Units have been established in accordance with the applicable Purchase Unit Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company, WMH, DCL or Scripps, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, WMH, DCL or Scripps, as applicable, (iii) (a) the Purchase Contracts that form a part of the Purchase Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraphs 5 and 12 above, (b) (1) any Indentures relating to any Company Debt Securities (or undivided beneficial interests therein), WMH Subordinated Debt Securities (or undivided beneficial interests therein), DCL Subordinated Debt Securities (or undivided beneficial interests therein) and/or Scripps Subordinated Debt Securities (or undivided beneficial interests therein) that form a part of the Purchase Units have been duly authorized, executed and delivered by the Company, WMH, DCL, or Scripps as issuer, the trustee named in such Indenture and any of the Company, WMH, DCL, and/or Scripps to the extent any such party is named as a guarantor in such Indenture, as contemplated in paragraphs 1, 7, 9 and 11, as the case may be, and (2) the Debt Securities (or undivided beneficial interests therein) that form a part of the Purchase Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraphs 1, 6, 7, 8, 9, 10 and 11, as the case may be, (c) the Preferred Stock that form a part of the Purchase Units have been

Warner Bros. Discovery, Inc. WarnerMedia Holdings, Inc. Discovery Communications, LLC, Scripps Networks Interactive, Inc.	12	February 27, 2025

duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 2 above, (d) the Deposit Agreement relating to the Depositary Shares that form a part of the Purchase Units, the related Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, authenticated, if required, and delivered as contemplated by paragraph 3 above, (e) the Common Stock that form a part of the Purchase Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 4 above, (f) the Warrants that form a part of the Purchase Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 13 above or (g) the debt obligations of third parties, including U.S. treasury securities, that form a part of the Purchase Units have been duly authorized, issued and delivered in accordance with their terms, and (iv) the certificates representing the Purchase Units have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Purchase Unit Agreement and any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Company Board of Directors, the WMH Board of Directors, the DCL Management Committee or the Scripps Board of Directors, as applicable, the Purchase Units will be validly issued.

15. When (i) the terms of a Company Guarantee have been duly authorized by all necessary action of the Company Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) such Company Guarantee has been validly executed and delivered by the Company, such Company Guarantee will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

16. When (i) the terms of a WMH Guarantee have been duly authorized by all necessary action of the WMH Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon WMH and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over WMH and (ii) such WMH Guarantee has been validly executed and delivered by WMH, such WMH Guarantee will constitute a valid and binding obligation of WMH enforceable against WMH in accordance with its terms.

Warner Bros. Discovery, Inc. WarnerMedia Holdings, Inc. Discovery Communications, LLC, Scripps Networks Interactive, Inc.	13	February 27, 2025

17. When (i) the terms of a DCL Guarantee have been duly authorized by all necessary action of the DCL Management Committee so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon DCL and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over DCL and (ii) such DCL Guarantee has been validly executed and delivered by DCL, such DCL Guarantee will constitute a valid and binding obligation of DCL enforceable against DCL in accordance with its terms.

18. When (i) the terms of a Scripps Guarantee have been duly authorized by all necessary action of the Scripps Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon Scripps and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Scripps and (ii) such Scripps Guarantee has been validly executed and delivered by Scripps, such Scripps Guarantee will constitute a valid and binding obligation of Scripps enforceable against Scripps in accordance with its terms.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) (iii) concepts of good faith, diligence, reasonableness and fair dealing, and standards of materiality and (iv) limitations on the validity or enforceability of indemnification, contribution or exculpation under applicable law (including, without limitation, court decisions) or public policy.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware, each as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus forming a part thereof. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP